UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2026
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Lazard, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32492	98-0437848

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York		10112
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 212-632-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On November 1, 2026 (the “Closing Date”), Lazard, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of one hundred percent of the outstanding ownership interests of Campbell Lutyens Holdings Limited (“Campbell Lutyens”) pursuant to the Sale and Purchase Agreement, dated as of April 30, 2026 (as amended from time to time, the “Purchase Agreement”), by and among the Company and the sellers party thereto (the “Sellers”). In accordance with the Purchase Agreement, the consideration for the Acquisition consisted of (i) initial closing consideration (the “Initial Consideration”) consisting of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and cash, as described further below, (ii) deferred consideration of $115 million payable on the second anniversary of the Closing Date (the “Deferred Consideration”) and (iii) contingent earn-out consideration of up to $85 million based on agreed revenue-growth targets for the combined Campbell Lutyens business and the Company’s private capital advisory business over measurement periods through 2030 (subject to a potential extension) (the “Earn-Out Consideration”).
The Initial Consideration, portions of which are subject to lock-up arrangements of up to three years, consisted of (i) 9,651,777 shares of Common Stock (the “Initial Equity Consideration”) issued only to Sellers who were accredited investors within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), with the share count determined using a reference price of $46.50 per share as set forth in the Purchase Agreement, and (ii) approximately $93.2 million in cash, which amount represents (A) cash paid to the Sellers for cash, debt and working capital of the acquired business as of the Closing Date and (B) cash paid in lieu of Common Stock to Sellers who were not accredited investors. The cash portion of the Initial Consideration is subject to customary post-closing adjustments.
At the Company’s election and subject to the terms of the Purchase Agreement, the Deferred Consideration and any Earn-Out Consideration may be settled in shares of Common Stock, loan notes or a combination thereof. Sellers that are not accredited investors within the meaning of Rule 501 under the Securities Act, or who otherwise cannot receive Common Stock or loan notes in compliance with any other applicable securities laws, will receive cash in lieu of such securities. The aggregate number of shares of Common Stock issuable under the Purchase Agreement is subject to a 19.99% issuance cap, determined in accordance with applicable NYSE rules. To the extent the value otherwise payable in shares of Common Stock would exceed such cap, the excess will be settled in cash or loan notes, in each case subject to the terms of the Purchase Agreement.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K, and the SPA Deed of Amendment and Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.
Item 1.01.    Entry into a Material Definitive Agreement.
At the closing of the Acquisition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers’ Representatives named therein and certain Sellers, which provides those Sellers and their permitted transferees that become parties thereto (collectively, the “Holders”) with certain registration rights relating to the shares of Common Stock issued as Initial Equity Consideration (the “Initial Consideration Shares”) and any shares of Common Stock issued in respect of the Deferred Consideration or Earn-Out Consideration (the “Deferred Consideration Shares” and “Earn-Out Consideration Shares,” respectively).
Pursuant to the Registration Rights Agreement, the Company will use reasonable best efforts to file a shelf registration statement, or an amendment or supplement to an existing registration statement, covering the resale of the Initial Consideration Shares as soon as reasonably practicable following the Closing Date. The Company is also required to file a prospectus supplement or, if necessary, a post-effective amendment or new registration statement covering subsequently issued Deferred Consideration Shares or Earn-Out Consideration Shares as soon as practicable and no later than 30 calendar days after issuance. Subject to specified limitations, the Company will use reasonable best efforts to obtain and maintain effective and usable resale registration for the periods specified in the agreement.
Holders may effect shelf takedowns of their registrable shares when the shelf registration statement is effective and usable, subject to applicable restrictions. Holders may also request shelf underwritten offerings, including block trades, of shares not subject to a lock-up period if the requesting Holders reasonably expect aggregate gross proceeds in excess of $80 million. The Company is not obligated to effect more than four shelf underwritten offerings in total or more than one in any 120-calendar-day period.
The Registration Rights Agreement also provides the Holders with piggyback registration rights to participate in shelf underwritten offerings, other than block trades, requested by other Holders with respect to shares not subject to lock-up or other contractual transfer restrictions. These rights do not apply to other registered or underwritten offerings by the Company or any other person.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods under the Company’s insider trading policy, limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter, contractual transfer restrictions and priority for requesting Holders over piggyback participants. In addition, the Company may delay registration filings or effectiveness or shelf underwritten offerings, or suspend use of a prospectus, in certain circumstances.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Pursuant to the terms and conditions of the Purchase Agreement, the Initial Equity Consideration was, and the issuances of Common Stock in respect of the Deferred Consideration and any Earn-Out Consideration will be, issued to certain of the Sellers who are accredited investors within the meaning of Rule 501 under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as transactions not involving a public offering.
Item 7.01.    Regulation FD Disclosure.
On November 2, 2026, the Company issued a press release regarding the closing of the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

2.1*
Sale and Purchase Agreement, dated as of April 30, 2026, by and among Lazard, Inc. and the sellers party thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 1, 2026)

2.2*	SPA Deed of Amendment and Agreement, dated as of October 29, 2026, by and among Lazard, Inc. and the Sellers’ Representatives named therein

4.1*	Registration Rights Agreement, dated as of November 1, 2026, by and among Lazard, Inc., the Sellers’ Representatives named therein and the selling stockholders party thereto

99.1	Press Release issued November 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*Certain schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC. (Registrant)

	By:	/s/ Shari L. Soloway
	Name:	Shari L. Soloway
	Title:	Deputy General Counsel, Chief Corporate Counsel & Corporate Secretary

Dated: November 2, 2026